Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

GLOBUS MARITIME LIMITED

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

CALCULATION OF REGISTRATION FEE

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares, par value $0.004 per share	—	—	—	—	—	—	—	—	—	—

	Equity	Preferred Stock, par value $0.001 per share	—	—	—	—	—	—	—	—	—	—

	Debt, Debt Convertible into Equity	Debt Securities (4)	—	—	—	—	—	—	—	—	—	—

	Other	Warrants	—	—	—	—	—	—	—	—	—	—

	Other	Purchase Contracts	—	—	—	—	—	—	—	—	—	—

	Other	Rights

	Other	Depositary Shares

	Other	Units (5)	—	—	—	—	—	—	—	—	—	—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	— (2)	— (2)	$108,250,002.50 (2)	0.0001102	$11,929.15	—	—	—	—

	Equity	Common Shares, par value $0.004 per share underlying previously issued warrants	Rule 457(o)		18,020,587 common shares	$100,128,668.75 (6)	0.0001102	$11,034.18

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.004 per share					—	—	—	—	—	—

	Equity	Preferred Stock, par value $0.001 per share

	Debt, Debt Convertible into Equity	Debt Securities

	Other	Warrants

	Other	Purchase Contracts

	Other	Rights

	Other	Depositary Shares

	Other	Units

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)		(3) (6)	$191,749,997.50	0.0001298		F-3	333-240265	August 12, 2020	$24,889.15 (6) (7)

	Total Offering Amounts					$400,128,668.75

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$22,963.33

1.	Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $400,128,668.75. Pursuant to Rule 416 under the Securities Act of 1933, as amended (or the Securities Act), an indeterminate number of additional securities are registered hereunder that may be issued to prevent dilution in connection with a stock split, stock dividend, recapitalization, or similar event or adjustment. In addition, an indeterminate number of common shares are registered hereunder that may be issued upon conversion of or exchange for any other securities.

2.	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $300,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as part of units, which may consist of any combination of the securities registered hereunder.

3.	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to General Instruction II.C of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

4.	Subject to note (2) above, an indeterminable amount of these securities may be senior or subordinated.

5.	Consisting of some or all of the classes of securities listed above, in any combination, including common shares, preferred shares, debt securities, warrants, purchase contracts, rights, and depositary shares.

6.	The shares of common stock issuable upon the exercise of the previously issued Warrants (issued pursuant to prospectus supplements filed with the Commission on December 9, 2020, January 29, 2021, February 17, 2021, and June 29, 2021) were previously registered pursuant to the registration statement on Form F-3 (File No. 333-240265) filed with the SEC on July 31, 2020 and declared effective on August 12, 2020 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the previously paid filing fee relating to such unsold securities under the Prior Registration Statement will continue to be applied to such unsold securities registered on this registration statement. The maximum aggregate offering price is the aggregate of all exercise prices of all such warrants.

7.	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include unsold securities of the Registrant previously registered on its registration statement on Form F-3 (Registration No. 333-240265), filed with the Securities and Exchange Commission on July 31, 2020, which the registrant refers to as the Prior Registration Statement. The previously paid filing fee relating to such unsold securities under the Prior Registration Statement will continue to be applied to such unsold securities registered on this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any such unsold securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.

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